Exhibit 99.1

FOR IMMEDIATE RELEASE

TECO ENERGY REPORTS THIRD QUARTER RESULTS

NET INCOME FROM CONTINUING OPERATIONS – $53.1 MILLION

TAMPA, October 22, 2004 — TECO Energy, Inc. (NYSE:TE) today reported third quarter net income of $41.3 million, compared with a loss of $19.5 million for the same period in 2003. Earnings per share were $0.21, compared with a loss of $0.11 per share in the 2003 period. The number of common shares outstanding was 8 percent higher in the 2004 quarter than for the same period in 2003. Net income from continuing operations was $53.1 million, or $0.27 per share, compared with net income of $4.6 million, or $0.03 per share, for the same period in 2003.

The year-to-date loss was $64.4 million, compared with a loss of $118.7 million for the same period in 2003. Results in 2004 were driven by write-offs associated with the company’s efforts to reduce its exposure to merchant power through the sale of merchant power assets. The loss on a per-share basis was $0.34 for the 2004 period and $0.67 for the 2003 period. Shares outstanding for the nine months of 2004 were 7 percent higher than for the same period in 2003. The year-to-date loss from continuing operations was $0.7 million, or break even per share, compared with a loss of $10.7 million, or $0.06 per share, for the same period in 2003.

TECO Energy Chairman and CEO Sherrill Hudson said, “Despite the effects of Florida’s active hurricane season, our utility-focused strategy produced solid third-quarter results. We benefited from good customer growth in our utility operations and higher coal prices at the coal company, and we continued to make good progress on the transfer of the Union and Gila River power stations. The Union and Gila River transfer is a major component of our strategy to reduce our merchant exposure, which we believe will benefit investors in the future.”

Hudson added, “On the financial front, earlier this month we successfully completed the remarketing of the trust preferred debt associated with our equity security units; we participated in the remarketing through the bridge loan established for this transaction, and retired $122 million of the trust preferred debt. In addition, we are in the process of closing a new $150 million three-year Tampa Electric credit facility to replace the $125 million 364-day facility that was up for renewal next month.”

Hudson went on to say, “The men and women of TECO did a superb job of restoring service to our customers after three hurricanes in a six-week period, and I am proud of them.”

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Non-GAAP Results

Third quarter non-GAAP results from continuing operations, excluding the effects of gains and charges identified below, were $52.3 million, compared with $34.7 million in 2003. Year-to-date non-GAAP results from continuing operations, excluding the effects of the gains and charges, were $116.7 million, compared with $138.9 million in 2003.

Results Reconciliation: ($ millions)	3-months ended Sept. 30			9-months ended Sept. 30		12-months ended Sept. 30
	2004		2003	2004	2003	2004	2003
GAAP net income (loss)	$41.3		$(19.5)	$(64.4)	$(118.7)	$(855.1)	$(68.7)

Add change in accounting	—		3.2	—	4.3	—	4.3
Exclude discontinued operations	(11.8)		(20.9)	(63.7)	(103.7)	(850.4)	(82.1)

GAAP net income (loss) from continuing operations	$53.1		$4.6	$(0.7)	$(10.7)	$(4.7)	$17.7
Add debt extinguishment cost	(0.2	)(2)	—	6.5 (3)	—	6.5 (3)	20.9
Add TIE equity write-off	0.3		—	99.0	—	99.0	—
Add offshore cash repatriation taxes	—		—	19.3	—	19.3	2.8
Add Solutions valuation adjustments	—		—	4.9	—	12.8	—
Add Transport valuation adjustment	—		—	0.8	—	0.8	—
Add corporate restructuring costs	3.4		6.8	3.4	6.8	11.7	13.8
Add TMDP arbitration reserve	(4.3)		25.9	(4.3)	25.9	(3.5)	25.9
Add goodwill write-offs	—		—	—	61.2 (4)	12.8 (5)	61.2 (4)
Add Hamakua FIN 46 accounting	—		—	—	—	3.2	—
Add turbine purchase cancellations	—		—	—	64.2	—	64.2
Add turbine valuation adjustments	—		—	—	—	13.2	—
Add TWG cancelled project write-offs	—		—	—	—	9.0	—
Add unutilized tax credits	—		—	—	—	9.7	—
Add ECKG valuation adjustment	—		—	—	—	—	5.8
Subtract Hardee gain on sale	—		—	—	—	(34.6)	—
Subtract Hardee operating results	—		(2.6)	—	(8.5)	—	(10.8)
Subtract gain on propane business sale	—		—	(12.2)	—	(12.2)	—

Non-GAAP results from continuing operations (1)	$52.3		$34.7	$116.7	$138.9	$143.0	$201.5

(1)	A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flow that includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable GAAP measure so calculated and presented.
(2)	Benefit from mandatorily convertible equity unit early exchange
(3)	San José debt extinguishment and benefit from mandatorily convertible equity unit early exchange
(4)	Goodwill write-offs for Frontera and Commonwealth Chesapeake power stations
(5)	Goodwill write-off for TECO Solutions

For a discussion regarding this presentation of non-GAAP results and management’s use of this information please see the Non-GAAP Presentation section starting on page 7.

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Charges and Gains:

Third quarter results included after-tax charges and gains of $0.3 million for a true-up charge on the TIE valuation adjustment initially recorded in the second quarter; a $3.4 million charge related to management restructuring; a $4.3 million benefit from the settlement of the arbitration related to the TECO Wholesale Generation subsidiary, TMDP, at a cost less than previously accrued; and a $0.2 favorable adjustment, net of fees, related to the accounting for the early exchange for TECO Energy’s mandatorily convertible equity units. Results in 2003 included after-tax charges and gains of $6.8 million for corporate restructuring costs, a $25.9 million reserve related to the TMDP arbitration and $2.6 million of net income from the operations of the Hardee Power Station which was sold.

In addition to the third quarter charges and gains, year-to-date results included $118.2 million of charges and gains described in the reconciling table above, compared to $121.2 million of charges and gains and the cumulative effect of accounting changes in the 2003 period.

Operating Results:

Segment Information(1) (in millions)	Three Months Ended Sept. 30		Nine Months Ended Sept. 30		Twelve Months Ended Sept. 30
	2004	2003	2004	2003	2004	2003
Net Income (loss) Summary

Tampa Electric	$53.4	$53.3	$119.2	$83.8	$134.2	$111.1
Peoples Gas System	3.0	2.9	21.7	19.6	26.7	26.5

Total regulated	56.4	56.2	140.9	103.4	160.9	137.6
TWG Merchant	(6.4)	(36.0)	(135.8)	(120.1)	(163.3)	(128.3)
TECO Transport	0.6	2.6	3.6	12.4	6.5	17.6
TECO Coal	12.5	18.4	45.6	64.9	57.7	82.6
Other Unregulated Companies	13.9	4.6	14.7	6.5	2.8	6.4
Parent/other	(23.9)	(41.2)	(69.7)	(77.8)	(69.3)	(98.2)

Total unregulated	(3.3)	(51.6)	(141.6)	(114.1)	(165.6)	(119.9)
Net income from continuing operations before cumulative effect of an accounting change	53.1	4.6	(0.7)	(10.7)	(4.7)	17.7
Discontinued operations	(11.8)	(20.9)	(63.7)	(103.7)	(850.4)	(82.1)
Cumulative effect of an accounting change	—	(3.2)	—	(4.3)	—	(4.3)

Total net income (loss)	$41.3	$(19.5)	$(64.4)	$(118.7)	$(855.1)	$(68.7)

(1)	Segment information is a GAAP presentation which includes the effects of all charges and gains.

Tampa Electric

Tampa Electric’s net income for the third quarter was $53.4 million, compared with $53.3 million for the same period in 2003. Results for the quarter include a $6.4 million after-tax adjustment to reflect the adverse impact for the first three quarters of 2004 of the Florida Public Service Commission (FPSC) decision to disallow the recovery of a portion of Tampa Electric’s waterborne transportation costs under its contract with TECO

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Transport. There was no equity Allowance for Funds Used During Construction income (AFUDC, which represents allowed equity cost capitalized to construction costs) recorded in the quarter, compared to $3.9 million for the same period in 2003, reflecting the commercial operation of Bayside Unit 2 in January 2004. Depreciation expense decreased in the 2004 period, reflecting the end of accelerated depreciation on the Gannon coal assets; results in the same period in 2003 included $6 million pretax of accelerated depreciation expense. Interest expense decreased due to lower long-term debt balances after the first quarter repayment of $75 million of first mortgage bonds.

Third quarter base revenues were reduced by an estimated $4.9 million pretax, due to lost revenues associated with the three hurricanes in the quarter, which by definition are not covered by the storm damage reserve. Although there was no significant financing associated with the storm damage during the third quarter, the storm damage and lost revenues will increase Tampa Electric’s borrowing needs associated with the restoration costs in future periods. Operations and maintenance expense and capital expenditures were not affected by hurricane restoration costs, as costs to date were charged to the $43 million unfunded storm damage reserve. Lower third quarter operations and maintenance expenses do, however, reflect the shift to hurricane restoration from normal activities. This effect is expected to reverse in the fourth quarter as the company works through the backlog of normal activities delayed by the storms.

Tampa Electric had previously reported that the expected restoration costs for Hurricanes Charley and Frances were in a range of $25 million to $30 million. More recent estimates put the restoration cost for those hurricanes at about $32 million, and the restoration cost for Hurricane Jeanne is estimated to be about $28 million. Total estimated hurricane restoration costs of $60 million will now exceed Tampa Electric’s $43 million storm damage reserve once all costs are recorded. Tampa Electric has filed with the FPSC for deferral of these costs until the company seeks alternative accounting treatment for the costs that exceed the reserve balance. An FPSC decision on this matter is expected in the fourth quarter.

Retail energy sales increased 1.7 percent in the quarter, as average customer growth of 2.4 percent was partially offset by wet summer weather and lost sales due to outages associated with the three hurricanes. Cooling degree days in the quarter, which also include the hurricane related weather, were almost 4 percent below normal and almost 2 percent below 2003, when cooling degree days were 2 percent below normal.

Tampa Electric’s year-to-date net income was $119.2 million, compared to $132.7 million excluding the $48.9 million charge related to turbine purchase cancellations in 2003. Equity AFUDC decreased to $0.7 million, from $15.6 million for the same period in 2003. Tampa Electric’s 2003 year-to-date net income, including the turbine purchase cancellation charge, was $83.8 million.

Year-to-date results also reflect average customer growth of 2.5 percent and retail energy sales that were 0.7 percent higher than last year. Total degree days for the year-to-date period were more than 3 percent below normal and more than 7 percent below 2003, when total degree days were significantly above normal.

Peoples Gas

Peoples Gas System reported net income of $3.0 million for the quarter, compared with $4.0 million, excluding the $1.1 million after-tax restructuring charge, in the same

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period in 2003. Quarterly results reflected customer growth of 5.4 percent, offset by increased operations and maintenance costs and lower volumes for the low-margin transportation service for electric power generators and industrial customers due to higher gas prices. Year-to-date net income was $21.7 million, compared with $20.7 million, excluding the $1.1 million after-tax restructuring charge, for the same period in 2003. Customer growth of 5.3 percent and favorable winter weather in the first quarter contributed to these results.

TECO Transport

TECO Transport recorded net income of $1.7 million in the third quarter, excluding $1.1 million of after-tax management restructuring costs, compared to net income of $2.6 million in the same period last year. Results for the quarter reflect the impact of four hurricanes in August and September which disrupted river and ocean movements and caused the terminal in Louisiana to halt operations. Estimated lost revenues and direct costs due to the hurricanes reduced TECO Transport’s third quarter pretax results by $3.8 million. Third-quarter results also reflect higher fuel costs, which were only partially offset by improved northbound river shipments and higher rates for river grain shipments.

Year-to-date net income was $5.5 million, excluding a $0.8 million first quarter valuation adjustment and the third quarter management restructuring costs, compared to $12.4 million, excluding a $0.8-million charge due to the adoption of FAS 143, for the same period in 2003. Results in 2003 included a $1.5 million after-tax gain on the disposition of ocean-going equipment no longer used by TECO Ocean Shipping. Year-to-date results were driven by increased export coal volume at the river terminal, which was more than offset by the lower Tampa Electric volumes, higher fuel costs, unusual operating conditions due to hurricanes in the third quarter, higher than normal shipyard activity and a five day closing of the Mississippi River in the first quarter. Volumes transported for Tampa Electric declined more than one million tons in the first six months of 2004, as a result of the Bayside repowering, but volumes in the second half of 2004 are at levels comparable to the same period in 2003.

TECO Coal

TECO Coal achieved third quarter net income of $12.5 million on total production of 2.4 million tons, compared to $18.4 million on total production of 2.3 million tons in the same period in 2003. Results in the third quarter of 2004 reflect effective third-party ownership interests in TECO Coal’s synthetic fuel production facilities of more than 90 percent, compared with 49 percent third party ownership in 2003. The third-party ownership structure of the synfuel facilities retains TECO Coal as the operator and decreases overall earnings per ton but increases cash generation per ton as a result of TECO Energy’s tax position. Synthetic fuel volumes were slightly higher in 2004. TECO Coal recorded no Section 29 tax credits in 2004 associated with its remaining synfuel ownership interest because of TECO Energy’s anticipated tax position in 2004, which is expected to be driven by the tax losses incurred upon the transfer of the Union and Gila River projects to the lending banks. Results for the quarter in 2003 included $21.1 million of Section 29 tax credits.

Year-to-date net income was $45.6 million, compared to $64.9 million, excluding a $0.3-million after-tax charge due to the adoption of FAS 143, in 2003. Total coal sales in

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both periods were 6.9 million tons. Year-to-date results in 2004 reflect the increased effective third-party ownership interest in TECO Coal’s synthetic fuel production facilities. Results also reflect lower volumes of conventional metallurgical and steam coals, higher mining costs, and costs associated with the use of marginal coals for the production of synfuel, partially offset by higher volumes of synthetic fuel and higher coal prices. Year-to-date results in 2003 included $57.3 million of Section 29 tax credits.

Other Unregulated Companies

TECO Energy’s other unregulated companies recorded net income of $13.9 million for the third quarter, compared to $4.6 million for the same period in 2003. Results for the quarter reflect higher energy sales and higher rates for the Guatemalan operations and a $5.6 million benefit from reducing previously deferred income taxes due to a change in Guatemalan tax law. In 2003, results included net income of $2.6 million from the Hardee Power Station, which was sold in October 2003.

Year-to-date net income was $33.4 million excluding the gains and charges described below, compared to $16.3 million for the same period in 2003. These results were driven by continued good operating performance at the Guatemalan generating facilities and higher energy sales and prices at EEGSA, the Guatemalan distribution utility.

Excluded from the year-to-date results discussed above were after-tax charges of $6.7 million associated with debt extinguishment for the refinancing of the debt associated with the San José Power Station in Guatemala and the $19.3 million provision for income taxes due to the repatriation of cash from Guatemala following the financing. Year-to-date results also exclude after-tax asset valuation adjustments at TECO Solutions of $4.9 million and $12.2 million of after-tax gains on the sale of its interest in the propane business. Results in 2003 exclude after-tax charges of $15.3 million for turbine cancellations and $3.0 million for corporate restructuring, and net income of $8.5 million from the Hardee Power Station which was sold in October 2003.

TWG Merchant

TWG Merchant’s loss for the third quarter was $10.7 million, excluding a $4.3 million after-tax benefit from the reversal of costs previously accrued for the TMDP arbitration which was settled in July at a lower cost, compared to a loss of $10.1 million, excluding the original $25.9 million after-tax charge for the TMDP arbitration, for the same period in 2003. Despite continued weak sales and margins, Commonwealth Chesapeake Station reported improved net income due to sales of spinning reserve services. Results for the Frontera Power Station reflect lower power prices in the Texas market primarily due to mild weather during the quarter.

TWG Merchant’s year-to-date loss, excluding the $99.0 million after-tax write-off of the investment in the TIE project, was $36.8 million, compared with a loss of $58.9 million, excluding the $61.2 million goodwill write-off associated with the Frontera and Commonwealth Chesapeake power stations, for the same period in 2003. Results in 2004 reflect weak power prices in Texas and Virginia primarily due to weather and outages at the Frontera Station partially offset by an insurance settlement on previously incurred repair costs.

The TWG Merchant segment results in 2004 include allocated TECO Energy interest expense of $7.9 million after-tax and $25.8 million after-tax for the quarter and year-to-date periods, respectively.

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Parent / Other

Interest expense for the third quarter was lower than the 2003 period, primarily reflecting lower short-term borrowing and credit facility costs, adjustments associated with the early settlement of the trust preferred component of TECO Energy’s equity security units and the benefit from the settlement of the TMDP arbitration. Year-to-date interest expense increased reflecting no capitalized interest on the merchant power generation facilities. For the first nine months of 2003, capitalized interest on the debt of TECO Energy was $17.3 million. Capitalization of interest ended with commercial operation of the final phase of the Gila River Power Station in July 2003.

TECO Energy’s consolidated provision for income taxes from continuing operations for the 2004 third quarter was $23.7 million compared to a benefit of $10.0 million in the 2003 period. The provision for income taxes for the 2004 year-to-date period was $16.6 million, compared to a benefit of $69.5 million for the same period in 2003. Results in the third quarter of 2003 included the deferral of $18 million of Section 29 tax credits for the production of synthetic fuel.

Discontinued Operations

The net loss from discontinued operations for the 2004 third quarter and year-to-date periods was $11.8 million and $63.7 million, respectively, compared to losses of $20.9 million and $103.7 million, respectively, for the same periods in 2003. Discontinued operations in 2004 reflect primarily the operating losses for the Union and Gila River power stations. Discontinued operations in 2003 include the results from Union and Gila River, results from Prior Energy, which was sold in January 2004, and the gain on the final installment of the sale of the coalbed methane gas production assets in January 2003.

Cash and Liquidity

TECO Energy’s consolidated cash and cash equivalents, excluding all restricted cash, totaled $102.5 million at September 30, 2004. Restricted cash of $57.2 million includes $50.1 million held in escrow related to the first sale of a 49 percent interest in the synthetic coal production facilities. Cash at September 30, 2004 excludes the San José and Alborada power stations’ unrestricted cash balances of $38.4 million, and restricted cash of $8.4 million as these companies were deconsolidated due to the adoption of FIN 46R, Consolidation of Variable Interest Entities, effective Jan. 1, 2004.

In addition, at September 30, 2004 aggregate availability under bank credit facilities was $394.3 million, net of letters of credit of $30.7 million outstanding under these facilities and $25 million drawn on the Tampa Electric credit facility. At the end of the third quarter, total liquidity, cash plus credit facilities, was $535.2 million, including $237.2 million at Tampa Electric which consisted of $225 million of undrawn credit facilities and $12.2 million of cash.

Non-GAAP Presentation

The table presenting non-GAAP results on page 2 presents financial results after elimination of the effects of certain identified gains and charges. Management believes that the presentation of this financial performance provides investors a non-GAAP

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measure that reflects the Company’s operations under its utility focused business strategy. Management also believes that it is helpful to present a non-GAAP measure of performance that clearly reflects the ongoing operations of TECO Energy’s business and that allows investors to understand and evaluate the business as it is expected to operate in future periods.

The non-GAAP measure of financial performance used by the company is not a measure of performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income or other GAAP figures as an indicator of the company’s financial performance or liquidity. TECO Energy’s non-GAAP presentation of net income may not be comparable to similarly titled measures used by other companies.

Management and the Board of Directors use this non-GAAP presentation as a yardstick for measuring the company’s performance, making decisions that are dependent upon the profitability of the company’s various operating units and in determining levels of incentive compensation.

While each of the particular excluded items is not expected to recur, management recognizes that similar types of items could occur in the next two years, specifically those relating to the company’s strategy of minimizing the risks from its merchant power investments. Even though similar types of charges may occur, management believes the non-GAAP measure is important in addition to GAAP net income for assessing its potential future performance because excluded items are limited to those that management believes are not indicative of future performance.

Additional financial information regarding TECO Energy is available at the Investor Relations section of TECO Energy’s web site at www.tecoenergy.com.

TECO Energy, Inc. (NYSE: TE) is an integrated energy-related holding company with core businesses in the utility sector, complemented by a family of unregulated businesses. Its principal subsidiary, Tampa Electric Company, is a regulated utility with both electric and gas divisions (Tampa Electric and Peoples Gas System). Other subsidiaries are engaged in waterborne transportation, coal and synthetic fuel production and independent power.

Note: This press release may be deemed to contain forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Important factors that could impact actual results include the company’s ability to complete the transfer of the Union and Gila River projects as planned and Tampa Electric Company’s ability to close its new credit facility as planned. Additional information is contained under “Risk Factors” in the company’s Prospectus Supplement filed with the Securities and Exchange Commission on October 12, 2004.

Contact:	News Media: Laura Plumb - (813) 228-1572
Investor Relations: Mark Kane – (813) 228-1772
Internet: http://www.tecoenergy.com

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Summary Information (as of September 30, 2004)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
(millions except per share amounts)	2004	2003	2004	2003	2004	2003
Revenues	$742.3	$759.1	$2,097.6	$2,106.2	$2,730.9	$2,768.4

Net income (loss) from continuing operations	53.1	4.6	(0.7)	(10.7)	(4.7)	17.7
Net income (loss) from discontinued operations	(11.8)	(20.9)	(63.7)	(103.7)	(850.4)	(82.1)

Total net income (loss) before cumulative effect of change in accounting principle	41.3	(16.3)	(64.4)	(114.4)	(855.1)	(64.4)
Cumulative effect of change in accounting principle	—	(3.2)	—	(4.3)	—	(4.3)

Net income	$41.3	$(19.5)	$(64.4)	$(118.7)	$(855.1)	$(68.7)

Earnings (loss) per share from continuing operations – basic	$0.27	$0.03	$0.00	$(0.06)	$(0.02)	$0.10
Earnings per share from discontinued operations – basic	(0.06)	(0.12)	(0.34)	(0.59)	(4.48)	(0.47)
Earnings (loss) per share from cumulative effect of change in accounting principle – basic	—	(0.02)	—	(0.02)	—	(0.02)

Total earnings (loss) per share – basic	$0.21	$(0.11)	$(0.34)	$(0.67)	$(4.50)	$(0.39)

Earnings (loss) per share – basic	$0.21	$(0.11)	$(0.34)	$(0.67)	$(4.50)	$(0.39)
Earnings (loss) per share – diluted	$0.21	$(0.11)	$(0.34)	$(0.67)	$(4.50)	$(0.39)
Average common shares outstanding – basic	194.1	179.5	190.5	177.5	189.9	175.6
Average common shares outstanding – diluted	194.4	179.8	190.5	177.5	189.9	176.0

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SEPTEMBER 2004

Figures appearing in these statements are presented as general information and not in connection with any sale or offer to sell or solicitation of an offer to buy any securities, nor are they intended as a representation by the company of the value of its securities. All figures reported are subject to adjustments as the annual audit by independent accountants may determine to be necessary and to the explanatory notes affecting income and balance sheet accounts contained in the company’s Annual Report on Form 10-K. Reference should also be made to information contained in that and other reports filed by TECO Energy, Inc. and Tampa Electric Company with the Securities and Exchange Commission.

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TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
(thousands)	2004	2003	2004	2003	2004	2003
Revenues	$742,288	$759,099	$2,097,636	$2,106,202	$2,730,904	$2,768,363

Expenses
Operation	513,069	488,264	1,418,392	1,329,073	1,862,875	1,758,290
Maintenance	33,270	35,500	98,239	105,801	144,807	153,773
Asset Impairment	—	—	9,178	104,125	50,115	103,154
Goodwill Impairment	—	—	—	95,156	27,506	95,156
Restructuring Charges	6	11,032	45	11,032	13,625	21,463
Depreciation	71,816	86,894	217,395	244,910	298,458	321,482
Taxes, other than income	45,841	45,165	143,459	132,155	186,432	175,502

Total expenses	664,002	666,855	1,886,708	2,022,252	2,583,818	2,628,820

Income from operations	$78,286	$92,244	$210,928	$83,950	$147,086	$139,543

Other income (expense)
Allowance for other funds used during construction	—	3,929	718	15,665	4,830	23,698
Other income (expense), net	29,859	9,262	112,525	41,609	185,005	43,636
Loss on Debt Extinguishment	(4,292)	—	(4,292)	—	(4,292)	(34,125)
Impairment on TIE Investment	(426)	—	(152,286)	—	(152,286)	—
Contingent Arbitration Reserve	5,633	(32,000)	5,633	(32,000)	5,633	(32,000)
Earnings from equity investments	20,702	1,384	26,612	6,632	19,570	9,804

Total other income (expense)	51,476	(17,425)	(11,090)	31,906	58,460	11,013

Interest charges
Interest expense	72,252	83,017	245,180	206,790	336,271	242,821
Distribution on Preferred Securities	—	9,988	—	29,963	—	39,950
Allowance for borrowed funds used during construction	—	(1,518)	(277)	(6,050)	(1,865)	(9,152)

Total interest charges	72,252	91,487	244,903	230,703	334,406	273,619

Income before provision for income taxes	57,510	(16,668)	(45,065)	(114,847)	(128,860)	(123,063)

(Benefit)Provision for income taxes	23,713	(9,989)	16,586	(69,480)	(49,078)	(106,150)

Net income from continuing operations before minority interest	33,797	(6,679)	(61,651)	(45,367)	(79,782)	(16,913)

Minority Interest	19,353	11,275	60,983	34,691	75,094	34,691

Net income from continuing operations	53,150	4,596	(668)	(10,676)	(4,688)	17,778

Discontinued Operations
Income from discontinued operations	(18,263)	(34,601)	(98,077)	(169,142)	(1,323,574)	(140,569)
Income tax expense (benefit)-discontinued operations	(6,388)	(13,692)	(34,340)	(65,424)	(473,190)	(58,481)

Net income from discontinued operations	(11,875)	(20,909)	(63,737)	(103,718)	(850,384)	(82,088)

Cumulative effect of a change in accounting principle, net of tax	—	(3,233)	—	(4,344)	—	(4,344)

Net Income	$41,275	$(19,546)	$(64,405)	$(118,738)	$(855,072)	$(68,654)

Average common shares outstanding during the period (thousands)	194,081	179,469	190,513	177,469	189,896	175,566

Earnings per average common share outstanding:
Earnings per share from continuing operations — basic	$0.27	$0.03	$0.00	$(0.06)	$(0.02)	$0.10
Earnings per share — basic	$0.21	$(0.11)	$(0.34)	$(0.67)	$(4.50)	$(0.39)

Earnings per share from continuing operations — diluted	$0.27	$0.03	$0.00	$(0.06)	$(0.02)	$0.10
Earnings per share — diluted	$0.21	$(0.11)	$(0.34)	$(0.67)	$(4.50)	$(0.39)

more – page 11

TECO ENERGY, Inc.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

(thousands)	Sep. 30, 2004	Dec. 31, 2003
ASSETS
Current assets
Cash and cash equivalents	$102,476	$108,228
Restricted cash	57,183	51,373
Short-term investments	6	6
Receivables, less allowance for uncollectibles	324,038	280,365
Note receivable	—	—
Inventories, at average cost
Fuel	59,602	88,215
Materials and supplies	86,619	82,522
Current derivative asset	19,545	21,061
Prepayments and other current assets	167,759	68,653
Assets held for sale, current	144,652	169,358

Total current assets	961,880	869,781

Property, plant and equipment
Utility plant in service-electric	5,095,280	5,245,634
Utility plant in service-gas	800,434	778,159
Construction work in progress	802,888	1,151,016
Other property	880,395	865,385

	7,578,997	8,040,194
Accumulated depreciation	(2,077,711)	(2,361,161)

Total property, plant and equipment, net	5,501,286	5,679,033

Other assets
Other investments	11,526	16,509
Investment in unconsolidated affiliates	254,792	343,476
Intangible asset	4,800	4,930
Goodwill	71,188	71,188
Long term derivative asset	560	—
Regulatory asset	165,350	188,305
Deferred income taxes	967,811	1,051,509
Deferred charges and other assets	141,426	160,179
Assets held for sale	2,052,344	2,077,438

Total other assets	3,669,797	3,913,534

Total assets	$10,132,963	$10,462,348

LIABILITIES AND CAPITAL
Current liabilities
Long-term debt due within one year
Recourse	$5,500	$6,050
Non-recourse	7,738	25,496
Notes payable	25,000	37,500
Accounts payable	256,451	313,732
Current derivative liability	3,792	12,045
Customer deposits	103,990	101,405
Interest accrued	96,054	56,634
Taxes accrued	112,811	149,935
Liabilities associated with held for sale, current	1,593,807	1,544,368

Total current liabilities	$2,205,143	$2,247,165

Other liabilities
Deferred income taxes	517,423	498,028
Investment tax credits	20,652	22,819
Regulatory liability	547,565	560,227
Long term derivative liability	399	—
Other deferred credits and other liabilities	361,132	364,060
Liabilities associated with assets held for sale	675,271	697,846
Long-term debt, less amount due within one year
Recourse	3,587,402	3,660,284
Non-recourse	14,105	83,237
Preferred company securities	400,398	649,125
Minority interest	2,736	1,852

Capital
Common equity (outstanding 199,641,959 shares in 2004 and 187,792,475 shares in 2003)	1,808,179	1,692,347
Unearned compensation	(7,442)	(14,642)

Total liabilities and capital	$10,132,963	$10,462,348

Book value per share	$9.06	$9.01

more – page 12

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
(thousands)	2004	2003	2004	2003	2004	2003
Cash flows from operating activities
Net income	$41,275	$(19,546)	$(64,405)	$(118,738)	$(855,072)	$(68,654)

Adjustments to reconcile net income to net cash:
Depreciation	71,816	104,364	217,395	280,585	318,817	349,492
Deferred income taxes	18,426	(51,406)	(92,636)	(134,839)	(667,153)	(164,427)
Investment tax credit, net	(697)	(1,254)	(2,167)	(3,508)	(3,336)	(4,939)
Allowance for funds used during construction	—	(5,447)	(995)	(21,715)	(6,695)	(32,850)
Amortization of unearned compensation	3,380	4,126	10,220	12,595	15,903	17,880
Cumulative effect of a change in accounting principle, pretax	—	5,264	—	7,064	—	7,064
Gain on asset sales, pretax	(27,329)	(10,444)	(108,884)	(82,273)	(174,145)	(97,379)
Equity in earnings of unconsolidated affiliates	(19,223)	210	(25,021)	5,711	(16,961)	17,070
Minority loss	(19,353)	(11,275)	(60,983)	(34,691)	(75,094)	(34,691)
Asset impairment, pretax	426	—	161,464	104,125	1,388,080	113,382
Goodwill impairment and intangible asset impairment, pretax	—	—	—	95,156	27,506	95,156
Contingent arbitration reserve, pretax	(5,633)	32,000	(5,633)	32,000	(5,633)	32,000
Loss on TPGC transaction, pretax	—	—	—	153,933	—	153,933
Deferred recovery clause	4,886	(7,067)	30,617	(24,495)	27,846	(27,480)
Refund to customers	—	—	—	—	—	(254)
Receivables, less allowance for uncollectibles	15,897	85,397	(7,185)	17,516	71,721	44,366
Inventories	9,417	19,628	21,959	19,501	9,461	14,618
Prepayments and other current assets	(3,746)	10,374	(1,017)	(36,765)	19,214	(37,792)
Taxes accrued	(73,708)	42,411	28,846	(38,943)	102,287	(44,997)
Interest accrued	60,816	(56,846)	92,623	(35,079)	66,997	(64,904)
Accounts payable	(28,734)	58,226	(72,309)	(487)	(89,275)	68,486
Other	54,784	17,093	40,849	73,190	49,761	91,172

	102,700	215,808	162,738	269,843	204,229	426,252

Cash flows from investing activities
Capital expenditures	(48,390)	(149,818)	(172,304)	(460,490)	(302,422)	(733,919)
Allowance for funds used during construction	—	5,447	995	21,715	6,695	32,850
Net proceeds from sale of assets	45,637	18,309	187,056	168,022	207,813	271,298
Net proceeds from sale of business	—	—	—	—	107,718	—
Net cash reduction from deconsolidation	—	—	(22,755)	—	(22,755)	—
Restricted cash	(30,992)	(10,658)	(40,305)	(63,458)	(23,000)	(63,458)
Investment in unconsolidated affiliates	—	(1,496)	43,927	(29,183)	42,483	(36,865)
Other non-current investments	4,202	6,850	16,953	(36,698)	21,237	(220,669)

	(29,543)	(131,366)	13,567	(400,092)	37,769	(750,763)

Cash flows from financing activities
Dividends	(35,825)	(33,567)	(107,326)	(129,539)	(143,012)	(191,894)
Common stock	1,535	131,279	8,025	135,832	8,825	345,518
Proceeds from long-term debt	—	1,309	—	649,442	5,618	1,023,313
Minority interest	16,815	11,783	60,312	32,218	72,465	32,218
Restricted cash	—	(11,783)	—	(32,218)	26,368	(32,218)
Repayment of long-term debt	(11,107)	(17,141)	(97,686)	(515,692)	(108,476)	(743,535)
Early exchange of equity units	(17,634)	—	(17,634)	—	(17,634)	—
Settlement of joint venture termination obligation	—	—	—	(33,534)	—	(33,534)
Net increase (decrease) in short-term debt	(5,000)	(20,000)	(12,500)	37,000	(372,500)	166,682
Equity contract adjustment payments	(5,083)	(5,083)	(15,248)	(15,248)	(20,330)	(20,331)

	(56,299)	56,797	(182,057)	128,261	(548,676)	546,219

Net increase (decrease) in cash and cash equivalents	16,858	141,239	(5,752)	(1,988)	(306,678)	221,708
Cash and cash equivalents at beginning of period	85,618	267,915	108,228	411,142	409,154	187,446

Cash and cash equivalents at end of period	$102,476	$409,154	$102,476	$409,154	$102,476	$409,154

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TECO ENERGY, Inc.

SEGMENT INFORMATION (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2004	2003	2004	2003	2004	2003
Revenues

Tampa Electric	$473.9	$456.2	$1,274.4	$1,206.0	$1,654.5	$1,591.1
Peoples Gas	92.3	103.2	315.8	324.9	399.3	406.0
TECO Wholesale Generation-Merchant	32.5	33.6	80.2	83.9	92.2	112.9
TECO Transport	62.0	63.9	180.4	195.5	245.6	262.5
TECO Coal	84.1	72.3	245.5	225.9	315.9	298.9
Other unregulated companies	20.2	73.8	67.2	214.8	111.4	292.8

	765.0	803.0	2,163.5	2,251.0	2,818.9	2,964.2

Other/eliminations	(22.7)	(43.9)	(65.9)	(144.8)	(88.0)	(195.8)

Consolidated revenues	$742.3	$759.1	$2,097.6	$2,106.2	$2,730.9	$2,768.4

Net income (1)

Tampa Electric (2)	$53.4	$53.3	$119.2	$83.8	$134.2	$111.1
Peoples Gas	3.0	2.9	21.7	19.6	26.7	26.5
TECO Wholesale Generation-Merchant (3)	(6.4)	(36.0)	(135.8)	(120.1)	(163.3)	(128.3)
TECO Transport	0.6	2.6	3.6	12.4	6.5	17.6
TECO Coal (4)	12.5	18.4	45.6	64.9	57.7	82.6
Other unregulated companies (5)	13.9	4.6	14.7	6.5	2.8	6.4
Other/financing/eliminations (6)	(23.9)	(41.2)	(69.7)	(77.8)	(69.3)	(98.2)

Net income from continuing operations	53.1	4.6	(0.7)	(10.7)	(4.7)	17.7

Discontinued operations (7)	(11.8)	(20.9)	(63.7)	(103.7)	(850.4)	(82.1)

Cumulative effect of change in accounting principle, net of tax (8)	—	(3.2)	—	(4.3)	—	(4.3)

Net income	$41.3	$(19.5)	$(64.4)	$(118.7)	$(855.1)	$(68.7)

Average common shares outstanding during the period (thousands)	194,081	179,469	190,513	177,469	189,896	175,566

1)	Segment net income is reported on a basis that includes internally allocated financing costs.
2)	Tampa Electric net income for the 9-month and 12-month periods ended Sep. 30, 2003, include a $48.9 million after-tax asset impairment related to turbine purchase cancellations.
3)	TWG Merchant results for the 3-month and 9-month periods ended Sep. 30, 2004 include after-tax charges of $0.3 million ($0.4 million pre-tax) and $99.0 million ($152.3 million pre-tax), respectively, to write-off its investment in the Texas Independent Energy (TIE) project. The 3-month and 9-month periods also include a $4.3 million after-tax benefit from the reversal of costs previously accrued for the TMDP arbitration that was settled in the third quarter of 2004. The 12-month period ended Sep. 30, 2004 includes a net benefit of $3.5 million from the reversal of TMDP arbitration costs and the $99.0 million after-tax charge for the TIE write-off. The 3-month, 9-month and 12-month periods ended Sep. 30, 2003 include a $25.9 million after-tax charge associated with TMDP arbitration expenses. The 9-month and 12-month periods ended Sep. 30, 2003 also include a $61.2 million after-tax charge to record goodwill impairments for the Frontera and Commonwealth Chesapeake power stations.
4)	TECO Coal’s net income for the 12-month period ended Sep. 30, 2004 includes a reversal of $7.0 million of tax credits which were not usable due to insufficient taxable income in 2003.
5)	Other unregulated net income for the 9-month period ended Sep. 30, 2004 includes a $6.7 million after-tax charge related to the refinancing of the debt associated with the San Jose Power Station in Guatemala, a $19.3 million provision for income taxes due to the repatriation of cash from Guatelmala following the financing, a $4.9 million after-tax asset impairment at TECO Solutions and a $12.2 million after-tax gain on the sale of the propane business interests. Results for the 12-months ended Sep. 30, 2004 additioanlly include $48.8 miilion of after-tax charges related to asset impairments, goodwill impairments, tax credit reversals and other non-operating charges, and a $34.6 million after-tax gain on the sale of Hardee Power Partners. Results for the 9-month and 12-month periods ended Sep. 30, 2003 include an after-tax charge of $15.3 million related to turbine purchase cancelations.
6)	The 12-months ended Sep. 30, 2003 includes a $20.9 million after-tax charge for debt extinguishment. Interest expense that was previously internally allocated to Union and Gila River power stations is now reflected as a TECO Energy parent company expense. These interest expense allocations were $7.7 million for the 12-month period ended Sep. 30, 2004, $7.1 million for the 3-months ended Sep. 30, 2003, and $17.8 million for the 9-months and 12-months ended Sep. 30, 2003.
7)	Net (loss) income from discontinued operations for all periods ended Sep. 30, 2004 include the losses from operations of the Union and Gila River power stations. The 12-months ended Sep. 30, 2004 also includes $762.0 million in after-tax asset impariment charges associated with the designation of these TPGC projects as discontinued operations. The 9-month and 12-month periods ended Sep. 30, 2003 include an after-tax charge of $94.7 million related to the partnership termination and resulting consolidation of the Union and Gila River stations. The 9-month and 12-month periods ended Sep. 30, 2003 also include gains of $23.5 million and $31.2 million, respectively, primarily related to the sale of TECO Coalbed Methane’s assets.
8)	The 3-month, 9-month and 12-month periods ended Sep. 30, 2003 include a $3.2 million after tax charge for the cumulative effect of an accounting change to reflect the implementation of FAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. In addition, the 9-month and 12-month periods ended Sep. 30, 2003 also include a $1.1 million after-tax charge for the cumulative effect of an accounting change to reflect the adoption of FAS 143, Accounting for Asset Retirement Obligations.

more – page 14

TAMPA ELECTRIC COMPANY

ELECTRIC OPERATING STATISTICS (Unaudited)

Three Months Ended September 30,	Operating Revenues*			Sales — Kilowatt-hours*
	2004	2003	Percent Change	2004	2003	Percent Change
Residential	$248,151	$227,477	9.1	2,543,240	2,452,192	3.7
Commercial	139,507	128,524	8.5	1,665,683	1,639,689	1.6
Industrial — Phosphate	15,339	16,070	(4.5)	258,307	293,677	(12.0)
Industrial — Other	24,717	24,128	2.4	335,271	344,682	(2.7)
Other sales of electricity	36,876	33,280	10.8	428,860	412,493	4.0
Deferred and other revenues	(12,102)	(2,940)	—	—	—	—

	$452,488	$426,539	6.1	5,231,361	5,142,733	1.7
Sales for resale	11,232	10,341	8.6	181,814	168,370	8.0
Other operating revenue	10,220	19,316	(47.1)	—	—	—

	$473,940	$456,196	3.9	5,413,175	5,311,103	1.9

Average customers	620,114	605,357	2.4	—	—	—

Retail Output to Line				5,509,566	5,422,390	1.6

Nine Months Ended September 30,	Operating Revenues*			Sales — Kilowatt-hours*
	2004	2003	Percent Change	2004	2003	Percent Change
Residential	$627,313	$587,319	6.8	6,351,228	6,359,619	(0.1)
Commercial	378,296	344,237	9.9	4,480,587	4,402,375	1.8
Industrial — Phosphate	50,660	49,119	3.1	908,591	958,037	(5.2)
Industrial — Other	73,440	66,270	10.8	1,000,744	975,121	2.6
Other sales of electricity	103,630	91,882	12.8	1,191,146	1,134,275	5.0
Deferred and other revenues	(17,072)	(1,746)	—	—	—	—

	$1,216,267	$1,137,081	7.0	13,932,296	13,829,427	0.7
Sales for resale	30,477	32,768	(7.0)	491,084	554,719	(11.5)
Other operating revenue	27,698	36,182	(23.4)	—	—	—

	$1,274,442	$1,206,031	5.7	14,423,380	14,384,146	0.3

Average customers	618,281	603,057	2.5	—	—	—

Retail Output to Line				14,781,553	14,713,091	0.5

Twelve Months Ended September 30	Operating Revenues*			Sales — Kilowatt-hours*
	2004	2003	Percent Change	2004	2003	Percent Change
Residential	$807,399	$769,116	5.0	8,256,357	8,293,041	(0.4)
Commercial	494,119	457,841	7.9	5,938,426	5,840,562	1.7
Industrial — Phosphate	66,898	67,996	(1.6)	1,227,110	1,307,264	(6.1)
Industrial — Other	95,696	87,652	9.2	1,328,401	1,287,217	3.2
Other sales of electricity	136,613	122,638	11.4	1,594,891	1,511,297	5.5
Deferred and other revenues	(20,534)	(9,456)	—	—	—	—

	$1,580,191	$1,495,787	5.6	18,345,185	18,239,381	0.6
Sales for resale	39,300	50,660	(22.4)	627,450	861,238	(27.1)
Other operating revenue	35,041	44,692	(21.6)	—	—	—

	$1,654,532	$1,591,139	4.0	18,972,635	19,100,619	(0.7)

Average customers	616,318	600,988	2.6	—	—	—

Retail Output to Line				19,278,377	19,152,766	0.7

*	in thousands

more – page 15

PEOPLES GAS SYSTEM

GAS OPERATING STATISTICS (Unaudited)

Three Months Ended September 30,	Operating Revenues*			Therms*
	2004	2003	Percent Change	2004	2003	Percent Change
By Customer Segment:
Residential	$18,931	$18,460	2.6	8,974	9,084	(1.2)
Commercial	29,605	29,875	(0.9)	77,292	77,765	(0.6)
Industrial	2,081	2,338	(11.0)	46,344	49,289	(6.0)
Off System Sales	31,866	42,278	(24.6)	55,701	76,452	(27.1)
Power generation	2,604	2,541	2.5	75,902	108,113	(29.8)
Other revenues	7,149	7,734	(7.6)			—

	$92,236	$103,226	(10.6)	264,213	320,703	(17.6)

By Sales Type:
System supply	$67,378	$78,130	(13.8)	80,210	103,106	(22.2)
Transportation	17,709	17,362	2.0	184,003	217,597	(15.4)
Other revenues	7,149	7,734	(7.6)	—	—	—

	$92,236	$103,226	(10.6)	264,213	320,703	(17.6)

Average customers	306,856	291,230	5.4	—	—	—

Nine Months Ended September 30,	Operating Revenues*			Therms*
	2004	2003	Percent Change	2004	2003	Percent Change
By Customer Segment:
Residential	$87,653	$80,173	9.3	51,179	49,384	3.6
Commercial	115,507	109,297	5.7	276,871	264,183	4.8
Industrial	7,737	7,775	(0.5)	222,967	163,398	36.5
Off System Sales	71,673	93,610	(23.4)	136,643	158,246	(13.7)
Power generation	8,093	7,623	6.2	165,490	285,827	(42.1)
Other revenues	25,132	26,412	(4.8)			—

	$315,795	$324,890	(2.8)	853,150	921,038	(7.4)

By Sales Type:
System supply	$230,086	$241,989	(4.9)	250,971	273,606	(8.3)
Transportation	60,577	56,489	7.2	602,179	647,432	(7.0)
Other revenues	25,132	26,412	(4.8)			—

	$315,795	$324,890	(2.8)	853,150	921,038	(7.4)

Average customers	306,124	290,672	5.3	—	—	—

Twelve Months Ended September 30,	Operating Revenues*			Therms*
	2004	2003	Percent Change	2004	2003	Percent Change
By Customer Segment:
Residential	$113,148	$102,034	10.9	66,012	65,390	1.0
Commercial	149,898	141,101	6.2	367,508	347,441	5.8
Industrial	10,355	10,941	(5.4)	224,653	223,465	0.5
Off System Sales	82,569	108,039	(23.6)	164,491	189,749	(13.3)
Power generation	10,586	10,231	3.5	298,431	386,545	(22.8)
Other revenues	32,766	33,592	(2.5)		—	—

	$399,322	$405,938	(1.6)	1,121,095	1,212,590	(7.5)

By Sales Type:
System supply	$286,328	$296,375	(3.4)	314,639	344,109	(8.6)
Transportation	80,228	75,971	5.6	806,456	868,481	(7.1)
Other revenues	32,766	33,592	(2.5)		—	—

	$399,322	$405,938	(1.6)	1,121,095	1,212,590	(7.5)

Average customers	303,505	288,276	5.3	—	—	—

*	in thousands

more – page 16